Consent of Independent Certified Public Accountants

We have issued our report dated March 15, 2003, accompanying the consolidated financial statements included in the Annual Report of Telebyte, Inc. on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Telebyte, Inc. on Form S-8 (File No. 333-89038) effective May 24, 2002 and Form S-8 (File No. 333-02091) effective March 29, 1996.




                                                 /s/ HOLTZ RUBENSTEIN & CO., LLP
                                                     HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
March 31, 2003